As filed with the Securities and Exchange Commission on January 26, 1996.

                                                       REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              -------------------
                           W. R. BERKLEY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     DELAWARE                             22-1867895
         (State or other jurisdiction of               (I.R.S. Employer
          incorporation or organization)             Identification No.)

                              -------------------
                        165 MASON STREET, P.O. BOX 2518
                       GREENWICH, CONNECTICUT 06836-2518
                                 (203) 629-2880
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              -------------------
                             ROBERT S. GORIN, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                           W. R. BERKLEY CORPORATION
                        165 MASON STREET, P.O. BOX 2518
                       GREENWICH, CONNECTICUT 06836-2518
                                 (203) 629-3000
(Name, address, including zip code, and telephone number of agent for service of process)
                              -------------------
                                   Copies to:

                              NEIL NOVIKOFF, ESQ.
                            WILLKIE FARR & GALLAGHER
                              ONE CITICORP CENTER
                              153 EAST 53RD STREET
                         NEW YORK, NEW YORK 10022-4677

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.

                              -------------------

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. X

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _______

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _______

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                              -------------------

                        CALCULATION OF REGISTRATION FEE

      TITLE OF EACH CLASS OF                               PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT OF
         SECURITIES TO BE               AMOUNT TO BE        OFFERING PRICE     AGGREGATE OFFERING      REGISTRATION
            REGISTERED                   REGISTERED          PER SHARE(1)           PRICE(1)               FEE
Common Stock, par value $.20 per
  share.............................       75,828               $50.00             $3,791,400             $1,308

(1) Estimated solely for the purpose of calculating the registration fee and based upon the average of the high and low sale prices reported on the National Association of Securities Dealers Automated Quotation National Market System on January 22, 1996.

                              -------------------

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION--DATED JANUARY 26, 1996

PROSPECTUS
----------

W. R. BERKLEY CORPORATION
COMMON STOCK

    Up to 75,828 presently outstanding shares (the "Shares") of Common Stock, par value $.20 per share (the "Common Stock") of W. R. Berkley Corporation, a Delaware corporation (the "Corporation"), may be offered for sale from time to time by a certain stockholder of the Corporation (the "Selling Stockholder"). See "Selling Stockholder." The Corporation will not receive any of the proceeds from the sale of the Shares by the Selling Stockholder.

    The Shares covered by this Prospectus may be sold by the Selling Stockholder or by pledgees, donees, transferees or other successors in interest. Sales of Shares by the Selling Stockholder may be effected from time to time in one or more transactions, including block trades, in negotiated transactions or in a combination of any such methods of sale. The selling price of the Shares may be at the market price prevailing at the time of sale, at a price related to such prevailing market price or at a negotiated price. The Selling Stockholder may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). See "Plan of Distribution."

    The Corporation's Common Stock is traded in the over-the-counter market and is quoted on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System under the trading symbol "BKLY." On January 25, 1996, the last sale price of the Common Stock as quoted by NASDAQ was $50 1/4 per share.

                                ----------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ----------------

THE DATE OF THIS PROSPECTUS IS JANUARY   , 1996.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents heretofore filed by the Corporation with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

        1. Annual Report on Form 10-K for the year ended December 31, 1994, filed with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act");

        2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995, filed with the Commission pursuant to
    Section 13 of the Exchange Act;

        3. Current Reports on Form 8-K, dated July 20, 1995, September 14, 1995, September 14, 1995, November 8, 1995 and December 28, 1995, filed with the Commission pursuant to Section 13 of the Exchange Act; and

        4. The description of the Common Stock of the Corporation contained in the Corporation's Registration Statement on Form 8-A dated July 25, 1974, filed with respect to such securities pursuant to Section 12 of the Exchange Act, and all amendments or reports filed for purposes of updating such description.

    All reports subsequently filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the Shares shall be deemed to be incorporated by reference into this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    THE CORPORATION WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON THE REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL DOCUMENTS INCORPORATED HEREIN BY REFERENCE (OTHER THAN EXHIBITS TO SUCH DOCUMENTS). WRITTEN REQUESTS SHOULD BE DIRECTED TO:

                             Robert S. Gorin, Esq.
              Senior Vice President, General Counsel and Secretary
                           W. R. Berkley Corporation
                                165 Mason Street
                                 P.O. Box 2518
                       Greenwich, Connecticut 06836-2518
              Telephone requests may be directed to (203) 629-3000

    No person is authorized to give any information or to make any representations, other than those contained or incorporated by reference in this Prospectus, in connection with the offering contemplated hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Corporation or any underwriter, dealer or agent. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates and does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Corporation since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to such date.

                             AVAILABLE INFORMATION

    The Corporation is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's New York Regional Office, 7 World Trade Center, New York, New York 10048, and Chicago Regional Office, Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661, and copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

    This Prospectus constitutes part of a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") filed by the Corporation with the Commission under the Securities Act. This Prospectus does not contain all of the information included in the Registration Statement, certain parts of which are omitted in accordance with applicable regulations. For further information pertaining to the Corporation and the Shares offered hereby, reference is made to the Registration Statement and the Exhibits thereto which may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies thereof may be obtained from the Commission upon payment of the prescribed fees.

                                THE CORPORATION

    The Corporation is an insurance holding company which, through its subsidiaries, operates in four segments of the insurance business: regional property casualty insurance; reinsurance (conducted through Signet Star Holdings, Inc.); specialty lines of insurance (including excess and surplus lines and commercial transportation); and insurance services operations (including the management of alternative insurance market mechanisms). The Corporation's regional insurance operations are conducted primarily in the Midwest, Southwest and Northeast sections of the United States. The reinsurance operations, specialty insurance and insurance services are conducted nationwide.

    The Corporation was founded on the concept that a group of autonomous regional and specialty insurance entities could compete effectively in selected markets within a very large industry in order to achieve a long term competitive advantage. Decentralized control allows each subsidiary the autonomy necessary to respond to local or specialty market conditions while capitalizing on the effectiveness of centralized investment and reinsurance management, and actuarial, financial and legal staff support.

    The Corporation's executive offices are located at 165 Mason Street, P.O. Box 2518, Greenwich, Connecticut 06836-2518, telephone number (203) 629-3000 The Corporation was incorporated in Delaware in 1970 as the successor to a New Jersey corporation incorporated in 1967.

                            APPLICATION OF PROCEEDS

    The Corporation will not receive any of the proceeds from the sale of the Shares by the Selling Stockholder.

                              SELLING STOCKHOLDER

    The Shares offered by this Prospectus were initially issued to the Selling Stockholder pursuant to a Stock Purchase Agreement, dated May 3, 1994 (the "Agreement"), by and between the Selling Stockholder and the Corporation (the "Acquisition"). Pursuant to the terms of the Agreement, the Corporation agreed to register on Form S-3 certain shares of Common Stock of the Corporation held by the Selling Stockholder and to keep effective such registration for such period as may be reasonably necessary for the Selling Stockholder to dispose of such shares. The Corporation is responsible for and will bear the costs and expenses of preparing and maintaining such registration.

    Immediately following the consummation of the Acquisition, the Selling Stockholder held 151,657 shares of Common Stock, which amount is less than 1% of the Corporation's outstanding Common Stock. Because the Selling Stockholder may offer pursuant to this Prospectus all or some part of the 75,828 Shares to which this Prospectus relates, and because the offering may or may not be an underwritten offering on a firm commitment basis, no estimate can be given as of the date hereof as to the number of Shares to be offered for sale by the Selling Stockholder or as to the number of shares of Common Stock that will be held by the Selling Stockholder upon termination of such offering. See "Plan of Distribution."

    The following table sets forth certain information, as of the date of this Prospectus, with respect to the Selling Stockholder, who has not had a material relationship with the Corporation within the past three years:


                                                   NO. OF SECURITIES
     SELLING                                       OWNED PRIOR TO
   STOCKHOLDER                                        OFFERING
   -----------                                     --------------
Bobby G. Biggerstaff...........................         151,657

                              PLAN OF DISTRIBUTION

    Any or all of the Shares may be sold from time to time to purchasers directly by the Selling Stockholder. The Shares may also be offered in one or more underwritten offerings, on a firm commitment or best efforts basis. The Corporation will receive no proceeds from the sale of the Shares by the Selling Stockholder.

    The Shares may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by the Selling Stockholder or by agreement between the Selling Stockholder and the Selling Stockholder's underwriters, dealers, brokers or agents.

    Any underwriters, dealers, brokers or agents participating in the distribution of the Shares may receive compensation in the form of underwriting discounts, concessions, commissions or fees from the Selling Stockholder and/or purchasers of Shares, for whom they may act. In addition, the Selling Stockholder and any such underwriters, dealers, brokers or agents that participate in the distribution of Shares may be deemed to be underwriters under the Securities Act, and any profits on the sale of Shares by them and any discounts, commissions or concessions received by any of such persons may be deemed to be underwriting discounts and commissions under the Securities Act. Those who act as underwriter, broker, dealer or agent in connection with the sale of Shares will be selected by the Selling Stockholder and may have other business relationships with the Corporation and its subsidiaries or affiliates in the ordinary course of business.

    At any time a particular offer of Shares is made by the Selling Stockholder, a supplement to this Prospectus will be distributed, if required, which will set forth the aggregate amount of Shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from the Selling Stockholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such Prospectus supplement and, if necessary, a post-effective amendment to the Registration Statement of which this Prospectus is a part will be filed with the Commission to reflect the disclosure of additional information with respect to the distribution of the Shares.

           DESCRIPTION OF THE CORPORATION'S OUTSTANDING CAPITAL STOCK

    The aggregate number of shares of capital stock of all classes which the Corporation has authority to issue is forty-five million (45,000,000) shares, of which forty million (40,000,000) shares are Common Stock of the par value of twenty cents ($.20) each, and five million (5,000,000) shares are Preferred Stock of the par value of ten cents ($.10) each. As of December 31, 1995, there were 20,168,167 shares of Common Stock and 1,450,000 shares of Preferred Stock outstanding.

COMMON STOCK

    Subject to the senior rights of Preferred Stock which may from time to time be outstanding, holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor. Upon dissolution and liquidation, holders of Common Stock are entitled to a ratable share of the net assets of the Company remaining after payment to the holders of the Preferred Stock of the full preferential amounts to which they are entitled. All outstanding shares of Common Stock are fully paid and nonassessable.

    The holders of Common Stock are entitled to one vote per share for the election of Directors and on all other matters submitted to a vote of stockholders. Holders of Common Stock are not entitled to cumulative voting for the election of Directors. They are not entitled to preemptive rights.

    The transfer agent and registrar for the Common Stock is Chemical Bank.

PREFERRED STOCK

    The Preferred Stock has priority over the Common Stock with respect to dividends and to other distributions, including the distribution of assets upon liquidation. The Board of Directors is authorized to fix and determine the terms, limitations and relative rights and preferences of the Preferred Stock, to establish series of Preferred Stock and to fix and determine the variations as among series. The Board of Directors without stockholder approval could issue Preferred Stock with voting and conversion rights which could adversely affect the voting power of the holders of Common Stock.

    The Corporation's outstanding Preferred Stock consists of 1,000,000 shares of Series A Cumulative Redeemable Preferred Stock and 450,000 shares of Series B Cumulative Redeemable Preferred Stock.

    The Series A Cumulative Redeemable Preferred Stock was issued on January 14, 1994 in connection with the sale of 6,000,000 Depositary Shares, each representing a 1/6 fractional interest in a share of Series A Cumulative Redeemable Preferred Stock. The liquidation preference of each share of Series A Cumulative Redeemable Preferred Stock is $150.00 (equivalent to $25.00 per Depositary Share). Dividends on the Series A Cumulative Redeemable Preferred Stock and the Depositary Shares representing such Series A Cumulative Redeemable Preferred Stock are cumulative from the date of original issue and are payable quarterly in arrears at the rate of 7 3/8% of the liquidation preference per annum (equivalent to $1.84375 per annum per Depositary Share). The Series A Cumulative Redeemable Preferred Stock and the Depositary Shares representing such Series A Cumulative Redeemable Preferred Stock may be redeemed for cash at the option of the Corporation, in whole or in part, at a redemption price of $150.00 per share (equivalent to $25.00 per Depositary Share), plus accrued and unpaid dividends, if any, thereon. The Series A Cumulative Redeemable Preferred Stock and the Depositary Shares representing such Series A Cumulative Redeemable Preferred Stock have no stated maturity and are not subject to any sinking fund or mandatory redemption or convertible into or exchangeable for any other property or securities of the Corporation.

    The Series B Cumulative Redeemable Preferred Stock was issued on December 28, 1995 in connection with the purchase from General Re Corporation ("General Re") of all of the capital stock of Signet Star Holdings, Inc. owned by General Re. As a result of a 1993 venture between the two companies, the Corporation had owned 60% and General Re had owned 40% of Signet Star Holdings, Inc. Pursuant to an Agreement and Plan of Restructuring, the Corporation issued to General Re 450,000 shares of Series B Cumulative Redeemable Preferred Stock having an aggregate liquidation preference of $68,800,000. The Series B Cumulative Redeemable Preferred Stock has a dividend rate increasing up to 6% during the first twelve months after issuance. The rate is thereafter subject to readjustment based on certain predetermined conditions. The Series B Cumulative Redeemable Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption or convertible into or exchangeable for any other property or securities of the Corporation.

ANTI-TAKEOVER PROVISIONS

    The Corporation currently has provisions in its Restated Certificate of Incorporation and By-Laws which could have an "anti-takeover" effect. The Board of Directors is divided into three classes, each class having a term of three years. Each year the term of one class expires. In addition, the affirmative vote or consent of the holders of four-fifths (80%) of the stock of the Corporation entitled to vote in elections of Directors is required to authorize any of the following transactions:

        (a) merger or consolidation of the Corporation into any other corporation; or

        (b) sale, lease, exchange, mortgage or other disposition of all or any substantial part of the assets of the Corporation to any other corporation, person or other entity; or

        (c) sale or lease by any other corporation, person or entity to the Corporation or any subsidiary thereof of any securities or assets (except assets having an aggregate fair market value of less than $4,000,000) in exchange for voting securities (securities convertible into voting securities or options, warrants or rights to purchase voting securities) of the Corporation or any subsidiary thereof if such corporation, person or entity is, or has been at any time within the preceding two years, the beneficial owner of 5% or more of the outstanding shares of stock of the Corporation entitled to vote in elections of Directors.

                                 LEGAL OPINIONS

    The legality of the Shares offered hereby will be passed upon for the Corporation by Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022. Attorneys of Willkie Farr & Gallagher who have participated in this offering beneficially own an aggregate of 49,761 shares of Common Stock, of which 20,000 are beneficially owned by Robert B. Hodes and 29,761 are beneficially owned by Jack H. Nusbaum (which amount includes 22,750 shares held in trusts as to which Mr. Nusbaum is a co-trustee). Mr. Hodes and Mr. Nusbaum are also Directors of the Corporation.

                                    EXPERTS

    The financial statements, schedules and selected financial data of W. R. Berkley Corporation and subsidiaries as of December 31, 1994 and 1993 and for each of the years in the three-year period ended December 31, 1994, incorporated by reference in the registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") have been audited and reported upon by KPMG Peat Marwick LLP, independent certified public accountants. The financial information for the five years ended December 31, 1994, in the table under "Selected Consolidated Financial Data" incorporated by reference herein and in the Registration Statement has been derived from financial statements audited by KPMG Peat Marwick LLP and has been reported upon by KPMG Peat Marwick LLP. Such financial statements, schedules and selected financial data have been incorporated by reference herein and in the Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

    The reports of KPMG Peat Marwick LLP on the financial statements, schedules and selected financial data as described in the preceding paragraph refer to the Company's adoption of the provisions of the Financial Accounting Standards Board's Statements of Financial Accounting Standards No. 109, "Accounting for Income Taxes" in 1992 and No. 115, "Accounting for Certain Investments in Debt and Equity Securities," at December 31, 1993.

    The financial statements of MECC, Inc. and its subsidiary as of December 31, 1994 and 1993 and for each of the years in the three-year period ended December 31, 1994 have been incorporated by reference in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

    The report of KPMG Peat Marwick LLP on the financial statements as of December 31, 1994 and 1993 and for each of the years in the three-year period ended December 31, 1994 refers to MECC, Inc. and its subsidiary's adoption of the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," at December 31, 1993.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The estimated expenses, other than underwriting discounts and commissions, in connection with the offerings of the Securities are as follows:


Securities Act Registration Fee..................................   $  1,308
"Blue Sky" Fees and Expenses.....................................      1,000
Legal Fees and Expenses..........................................     10,000
Accounting Fees and Expenses.....................................      5,000
Miscellaneous....................................................        692
                                                                    --------
                                                                    $ 18,000
                                                                    ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law, which is applicable to the Registrant, reads as follows:

        (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

        (d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

        (e) Expenses (including attorneys' fees) incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

        (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

        (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

        (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

        (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

        (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

    As permitted by the Delaware General Corporation Law, the Registrant's stockholders have approved an amendment to its Restated Certificate of Incorporation containing provisions eliminating a director's personal liability for monetary damages to the Registrant and its stockholders arising from a breach of a director's fiduciary duty except for liability under Section 174 of the Delaware General Corporation Law or liability for any breach of the director's duty of loyalty to the Registrant or its stockholders, or acts or omissions not in good faith or which involves intentional misconduct or a knowing violation of law or for any transaction from which the director derived an improper personal benefit. The amendment also provides for indemnification of directors, officers and other persons under certain circumstances.

    The Registrant maintains policies of insurance under which the Registrant and its directors and officers are insured subject to specified exclusions and deductible and maximum amounts against loss arising from any claim which may be made against the Registrant or any director or officer of the Registrant by reason of any breach of duty, neglect, error, misstatement, omission or act done or alleged to have been done while acting in their respective capacities.

ITEM 16. EXHIBITS.

  5    --Opinion of Willkie Farr & Gallagher
 23(a) --Consent of KPMG Peat Marwick LLP
   (b) --Consent of Willkie Farr & Gallagher (included in Exhibit 5)
 24    --Power of Attorney (included on Page II-5)


ITEM 17. UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in registration statements on Form S-3 or Form S-8 and the periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

        (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 of this registration statement, or otherwise (other than insurance), the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, in connection with the Securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Greenwich, State of Connecticut, on January 26, 1996.

                                          W. R. BERKLEY CORPORATION

                                          By   /s/ WILLIAM R. BERKLEY
                                             ...................................
                                                     William R. Berkley

                                                 Chairman of the Board and
                                                  Chief Executive Officer

                               POWER OF ATTORNEY

    KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William R. Berkley and Robert S. Gorin, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

                 SIGNATURE                               TITLE                     DATE
-------------------------------------------  -----------------------------   ----------------

          /s/ WILLIAM R. BERKLEY             Chairman of the Board and       January 26, 1996
 ...........................................    Chief Executive Officer
            William R. Berkley                 (Principal Executive
                                               Officer)

            /s/ JOHN D. VOLLARO              President and Chief Operating   January 26, 1996
 ...........................................    Officer and Director
              John D. Vollaro

          /s/ ANTHONY J. DEL TUFO            Senior Vice President, Chief    January 26, 1996
 ...........................................    Financial Officer and
            Anthony J. Del Tufo                Treasurer (Principal
                                               Financial and Accounting
                                               Officer)

          /s/ SCOTT M. CUNNINGHAM            Director                        January 26, 1996
 ...........................................
            Scott M. Cunningham


                 SIGNATURE                               TITLE                     DATE
                 ---------                               -----                     ----
            /s/ ROBERT B. HODES              Director                        January 26, 1996
 ...........................................
              Robert B. Hodes

             /s/ HENRY KAUFMAN               Director                        January 26, 1996
 ...........................................
               Henry Kaufman

          /s/ RICHARD G. MERRILL             Director                        January 26, 1996
 ...........................................
            Richard G. Merrill

            /s/ JACK H. NUSBAUM              Director                        January 26, 1996
 ...........................................
              Jack H. Nusbaum

            /s/ MARK L. SHAPIRO              Director                        January 26, 1996
 ...........................................
              Mark L. Shapiro

             /s/ MARTIN STONE                Director                        January 26, 1996
 ...........................................
               Martin Stone

                                 EXHIBIT INDEX

                                                                                         SEQUENTIALLY
EXHIBIT                                                                                    NUMBERED
NUMBER        DESCRIPTION OF EXHIBIT                                                        PAGES
------        ----------------------                                                     ------------
  5     --    Opinion of Willkie Farr & Gallagher.....................................
 23(a)  --    Consent of KPMG Peat Marwick LLP........................................
   (b)  --    Consent of Willkie Farr & Gallagher (included in Exhibit 5).............
 24     --    Power of Attorney (included on page II-5)...............................